Exhibit 99.21

              Victoria & Eagle Strategic Fund, Ltd.
             P.O. Box 1948 G.T., Elizabethan Square
                  Grand Cayman, Cayman Islands
                       British West Indies




                        December 19, 2003



Solico International, Inc.
922 Isom
San Antonio, Texas 78216
Attention: J. Collier Sparks

     Re: Stock Purchase Agreement dated September 22, 2003 between Solico International, Inc. and Victoria & Eagle Strategic Fund, Ltd., as amended by Amendment No. 1 to Stock Purchase Agreement dated September 30, 2002, as further amended by Amendment No. 2 to Stock Purchase Agreement dated October 9, 2003.

Gentlemen:

     Pursuant to Section 8.1(e) of the above referenced agreement, the undersigned hereby terminates such agreement effective immediately.

                              Very truly yours,

                              VICTORIA & EAGLE STRATEGIC FUND,
                              LTD.


                              By:  /s/ Fabio Conti
                                 -------------------------------
                              Name:  Fabio Conti
                                   -----------------------------
                              Title:  Director
                                    ----------------------------